Consent of Counsel

     The undersigned hereby consents to the refernece to the firm of Workman Nydegger & Seeley under the caption "Experts" in the Registration Statemnt on Form S-1 of Iomed, Inc.


                                                  /s/ Workman Nydegger & Seeley
                                                  ---------------------------
                                                  Workman Nydegger & Seeley